Exhibit 10.8

               AMENDMENT TO DIAMOND SHAMROCK, INC.
                  1987 LONG TERM INCENTIVE PLAN

     Diamond Shamrock, Inc., a Delaware corporation, pursuant to authority granted by its Board of Directors, hereby adopts the following amendment to its Excess Benefits Plan (the "Plan").

1. New Section 11 is added as follows:

     The Plan and any claims of all Participants, with the sole exception of non-employee Directors, arising from the Plan or in any way related to the Plan, are subject to and governed by the Diamond Shamrock, Inc. Dialogue Dispute Resolution Program ("Dialogue"). If a claim of a Participant (other than a non-employee Director) has been filed with the Committee, the Committee has responded to the claim, and the claimant desires to appeal the decision of the Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

     The foregoing amendment shall be effective as of May 7, 1996. Except as amended herein and by that amendment dated June 2, 1987, the terms and provisions of said Plan shall remain in full force and effect.

     Executed this 22nd day of July, 1996.


                              DIAMOND SHAMROCK, INC.


                              By:  /s/ WILLIAM R. KLESSE
                                       William R. Klesse
                                       Executive Vice President


W3143.LW